CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

           We consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-8 of our reports dated April 13, 1998 and April 15, 1998 with respect to the consolidated financial statements of Genta Incorporated included in the Genta Incorporated Annual Report on Form 10-K for the year ended December 31, 1997 and Amendment No. 1 thereto, respectively (collectively, the "Genta 1997 Annual Report") and our report dated April 13, 1998 with respect to the financial statements of Genta Jago Technologies B.V., included in the Genta 1997 Annual Report.

                                                  /s/ERNST & YOUNG LLP
                                                  -------------------------
                                                  ERNST & YOUNG LLP

San Diego, California
April 16, 1998